UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Oil Services HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16311 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective January 4, 2008, deposits of Cameron International Corporation (NYSE ticker “CAM”) for creation of Oil Service HOLDRS Trust will increase to 16 “CAM” (instead of 8 “CAM”) per round lot of 100 Oil Service HOLDRS Trust due to the 2 for 1 stock split of Cameron International Corporation.

The merger of GlobalSantaFe Corporation (NYSE ticker “GSF”) and Transocean, Inc. (NYSE ticker “RIG”) became effective on November 27, 2007.  As a result, (New) Transocean, Inc. replaced GlobalSantaFe Corporation as an underlying security of the Oil Services HOLDRS Trust.  For the 19.975 shares of GlobalSantaFe Corporation per 100 share lot of Oil Service HOLDRS Trust, The Bank of New York Mellon received 9.5021075 shares of (New) Transcean, Inc. and $448.6385, and for the 18 shares of Transocean, Inc. per 100 share round lot of Oil Service HOLDRS Trust, The Bank of New York Mellon received 12.5928 shares of (New) Transocean, Inc and $594.54.  The Bank of New York Mellon distributed cash at a rate of $10.431785 per depositary share of Oil Service HOLDRS on December 4, 2007.

Item 9.01.	Financial Statements and Exhibits

(c)           Exhibits

99.1	Oil Services HOLDRS Trust Prospectus Supplement dated December 31, 2007 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: February 12, 2008	By:	/s/ Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Oil Services HOLDRS Trust Prospectus Supplement dated December 31, 2007 to Prospectus dated August 15, 2007.